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                              COASTCAST CORPORATION

                      SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

    This Supplemental Executive Retirement Plan (the "Plan") is hereby established by Coastcast Corporation, a California corporation (the "Company"), effective September 1, 1996, for the purpose of attracting high quality employees and promoting in its employees increased efficiency and an interest in the successful operation of the Company by providing selected employees with benefits upon retirement.

                                    ARTICLE I

                                   DEFINITIONS

    1.1 ADMINISTRATIVE COMMITTEE shall mean the Benefits Committee appointed by the Board of Directors of the Company to administer the Plan pursuant to
Article 5 of the Plan.

    1.2 BENEFICIARY shall mean the person(s) or entity designated as such in accordance with Article 7 of the Plan.

    1.3 DISABILITY shall mean any cessation of the Participant's employment with the Company as a result of a physical or mental condition which prevents the Participant from performing important duties of his or her current employment. The Administrative Committee, in its complete and sole discretion, shall determine a Participant's Disability. At all times during the period of Disability, the Participant must be receiving regular and personal medical care from a competent physician unless the Participant provides the Administrative Committee with written proof acceptable to the Administrative Committee indicating that further medical care would be of no benefit. The Administrative Committee may require that the Participant submit to an examination by a competent physician or medical clinic selected by the Administrative Committee on an annual basis to confirm Disability. On the basis of such medical evidence, the determination of the Administrative Committee as to whether or not a condition of Disability exists or continues shall be conclusive.

    1.4 CHANGE IN CONTROL shall mean either: (a) the dissolution or liquidation of Company; (b) a reorganization, merger or consolidation of Company with one or more corporations as a result of which Company is not the surviving corporation; (c) approval by the stockholders of Company of any sale, lease, exchange or other transfer (in one or a series of transactions) of all or substantially all of the assets of Company; or (d) approval by the stockholders of Company of any merger or consolidation of Company in which the holders of the voting stock of Company immediately before the merger or consolidation will not own fifty percent (50%) or more of the voting shares of the continuing or surviving corporation immediately after such merger or consolidation.


                                    EXHIBIT 10.1

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    1.5  EARLY RETIREMENT DATE shall mean the date on which the Participant attains age fifty-five (55) having completed at least five (5) Years of Participation.

    1.6 ELIGIBLE EMPLOYEE shall mean a management level or highly compensated employee of the Company designated by the Administrative Committee to be eligible to participate in the Plan.

    1.7 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

    1.8 FINAL AVERAGE SALARY shall mean the Participant's average annual salary (excluding bonuses and other non-regular forms of compensation) earned from the Company (before adjustments for contributions to Company sponsored employee benefit plans) during the three (3) highest salary years of the five (5) year period ending on the December 31st next preceding the earlier of Termination of Employment or the Normal Retirement Date.

    1.9 FINANCIAL HARDSHIP shall mean an unexpected need for cash arising from illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence which is not covered by insurance and which is determined to qualify as a Financial Hardship by the Administrative Committee. Cash needs arising from foreseeable events such as the purchase of a residence or education expenses for children shall not, alone, be considered a Financial Hardship.

    1.10 NORMAL RETIREMENT DATE shall mean the date on which the Participant attains age sixty-five (65).

    1.11 PARTICIPANT shall mean an Eligible Employee who has become a participant in the Plan in accordance with Article 2 of the Plan.

    1.12 PLAN YEAR shall mean the calendar year except that the first Plan Year shall begin on the effective date of the Plan and end on December 31, 1996.

    1.13 TARGET RETIREMENT BENEFIT shall mean the Target Retirement Benefit as defined in paragraph 3.1 of the Plan.

    1.14 TERMINATION FOR CAUSE shall mean (a) a breach of the Participant's fiduciary duty to the Company by reason of receipt of personal profits,
(b) conviction of a felony, or (c) any other willful and gross misconduct committed by the Participant.

    1.15 TERMINATION OF EMPLOYMENT shall mean the Participant's ceasing to be employed by the Company for any reason whatsoever, voluntary or involuntary, including by reason of the Participant's death or, to the extent provided in paragraph 3.7 of the Plan, the Participant's Disability.

    1.16 YEARS OF PARTICIPATION shall mean the number of complete Plan Years that the Participant has been a Participant in the Plan while employed with the Company, beginning with the first Plan Year in which the Participant commenced participation in the Plan pursuant to Article 2 of


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COASTCAST SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


the Plan. Participants beginning participation in the Plan on the effective date of the Plan shall receive a full Year of Participation for the first short Plan Year. Notwithstanding the foregoing, in no event shall a Participant's total Year of Participation for purpose of this Plan exceed ten
(10) years.

                                      ARTICLE 2

                            PARTICIPATION AND ELIGIBILITY


    All Eligible Employees are automatically enrolled in the Plan as of the date designated by the Administrative Committee.

                                      ARTICLE 3

                                       BENEFITS

    3.1 TARGET RETIREMENT BENEFIT. The Target Retirement Benefit shall be an annual amount, payable over the lifetime of the Participant, equal to the Participant's Years of Participation multiplied by seven percent (7%) multiplied by the Participant's Final Average Salary. The Target Retirement Benefit shall be paid in monthly installments over the lifetime of the Participant unless the Participant elects up to thirteen (13) months prior to Termination of Employment to receive actuarially adjusted benefits (based on reasonable actuarial assumptions) payable over the joint lives of the Participant and his or her spouse.

    3.2 NORMAL RETIREMENT BEGINNING DATE. In the event of the Participant's Termination of Employment on or after the Normal Retirement Date, the Participant shall be entitled to receive the Target Retirement Benefit beginning sixty (60) days following the Normal Retirement Date.

    3.3 EARLY RETIREMENT BENEFIT. In the event of the Participant's Termination of Employment prior to the Normal Retirement Date but on or after completing at least five (5) Years of Participation, if the Termination of Employment was not a Termination for Cause and if the Participant has fully complied with the provisions of paragraph 3.4 of the Plan, the Participant shall be entitled to receive the Target Retirement Benefit beginning sixty (60) days after the Normal Retirement Date. Notwithstanding the foregoing, the Participant may elect up to thirteen (13) months prior to Termination of Employment to receive actuarially reduced benefits (based on reasonable actuarial assumptions) beginning on or after the Early Retirement Date.

    3.4 REQUIREMENT NOT TO COMPETE. Prior to the Participant's Normal Retirement Date, the Participant shall, in exchange for the right to continued benefits under this Plan, not engage or participate (as a partner, shareholder, director, officer, employee, agent, representative or independent contractor, or in any other capacity calling for the making of an investment or the performance of services) in any business which is competitive with the business of the Company.


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COASTCAST SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


For this purpose, a business which is competitive with the Company shall mean any business involved in the casting of golf club heads for manufacturers of premium price golf clubs.

    3.5 PRE-RETIREMENT SURVIVOR BENEFIT. In the event of the Participant's death prior to Termination of Employment the Participant's designated Beneficiary shall be entitled to receive the Target Retirement Benefit actuarially adjusted using reasonable actuarial assumptions to be paid in the form of a single lump sum ninety (90) days after the death of the Participant.

    3.6 POST-RETIREMENT SURVIVOR BENEFIT. In the event of the Participant's death after Termination of Employment, no further benefits shall be payable under the Plan unless the Participant has elected to have benefits payable over the joint lives of the Participant and his or her spouse, in which case benefit payments shall continue over the life of the Participant's spouse.

    3.7 DISABILITY. For purpose of calculating benefits under the Plan, Disability shall not be treated as a Termination of Employment and the Participant shall continue to accrue Years of Participation during Disability, unless such Disability continues through the Normal Retirement Date. If Disability continues through such date, Termination of Employment shall be deemed to occur on the Normal Retirement Date and the Participant shall be entitled to receive the benefits provided upon normal retirement under this Plan.

    3.8 ADJUSTED BENEFIT ON CHANGE IN CONTROL. Notwithstanding the foregoing, in the event of the Participant's Termination of Employment for any reason on or after a Change in Control, the Participant shall be entitled to receive the Target Retirement Benefit calculated by using ten (10) years of participation payable beginning sixty (60) days after the Normal Retirement Date. In the alternative, the Participant may elect up to thirteen (13) months prior to Termination of Employment to receive actuarially reduced benefits (based on reasonable actuarial assumptions) beginning on or after Termination of Employment. In the event of the Participant's Termination of Employment on or after a Change in Control, the Participant shall no longer be required to comply with the provisions of paragraph 3.4 of the Plan.


                                   ARTICLE 4

                        FINANCIAL HARDSHIP DISTRIBUTION

    Upon a finding that the Participant or the Beneficiary has suffered a Financial Hardship, the Administrative Committee may in its sole discretion, accelerate distributions of benefits under the Plan in the amount reasonably necessary to alleviate such Financial Hardship. For purposes of determining the amount available for distribution to a Participant in the event of a Financial Hardship, Final Average Salary shall be calculated as if a Termination of Employment occurred on the date the Administrative Committee finds that the Participant to have suffered such Financial Hardship.


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COASTCAST SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                                     ARTICLE 5

                           CONDITIONS RELATED TO BENEFITS

    5.1 RIGHTS ON TERMINATION OF EMPLOYMENT. Except as expressly provided in the Plan, the Company will not be required or be liable to make any payments under the Plan subsequent to the Participant's (a) Termination for Cause or (b) Termination of Employment prior to completing five (5) Years of Participation.

    5.2 AMENDMENT OR TERMINATION OF AGREEMENT. The Company may direct the Administrative Committee to amend or terminate the Plan at any time prior to Termination of Employment. However, if the Company terminates the Plan or amends the Plan in any manner resulting in a reduction of accrued benefits or a delay in vesting of accrued benefits of any Participant, the effective date of such termination or amendment shall be treated as the Early Retirement Date for such Participant and such Participant shall be entitled to the benefits provided under Section 3.3 without regard to the non-competition requirement of Section
3.4 and without regard to such termination or amendment of the Plan. If, after a Change in Control, the Company terminates the Plan or amends the Plan in any MANNER resulting in a reduction of accrued benefits or a delay in vesting of accrued benefits of any Participant, the effective date of such termination or amendment shall be treated as a Termination of Employment on or after a Change in Control and such Participant shall be entitled to the benefits provided under
Section 3.8 without regard to such termination or amendment of the Plan. Any amendment or termination of the Plan after a Participant's Termination of Employment shall not affect benefits payable to such Participant or his or her Beneficiary under the Plan.

    5.3 NO RIGHT TO COMPANY ASSETS. The benefits paid under the Plan will be paid from the general funds of the Company, and the Participant and any Beneficiary will be no more than unsecured general creditors of the Company with no special or prior right to any assets of the Company for payment of any obligations hereunder.

    5.4 TRUST. The Company shall be responsible for the payment of all benefits under the Plan. At its discretion, the Company may establish one or more grantor trusts for the purposes of providing for payment of benefits under the Plan. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's creditors. Benefits paid to the Participant from any such trust or trusts shall be considered paid by the Company for purposes of meeting the obligations of the Company under the Plan.

    5.5 PROTECTIVE PROVISIONS. The Participant shall cooperate with the Company by furnishing any and all information requested by the Administrative Committee, in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Administrative Committee may deem necessary and taking such other actions as may be requested by the Administrative Committee. If the Participant refuses to so cooperate, the Company shall have no further obligation to the Participant under the Plan. In the event of the Participant's suicide during the first two (2) years of participation in the Plan, or if the Participant makes any material


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COASTCAST SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


misstatement of information or nondisclosure of medical history, then, in the sole discretion of the Administrative Committee, benefits may be payable in a reduced amount to account for the Company's losses under any insurance product.

    5.6 TAX LIABILITY AND WITHHOLDING. The Participant or Beneficiary shall make appropriate arrangements with the Company for the satisfaction of any federal, state or local income tax withholding requirements and Social Security or other employee tax requirements applicable to the provision of benefits under this Plan, If no other arrangements are made, the Company may provide, at its discretion, for such withholding and tax payments as may be required. In the event that at any time a determination is made by the Internal Revenue Service that a Participant or Beneficiary is in constructive receipt of any benefits payable under the Plan, the Company shall accelerate such benefits payable under the Plan to such Participant or Beneficiary.


                                   ARTICLE 6

                        ADMINISTRATION/CLAIMS PROCEDURES

    6.1 ADMINISTRATION. The Administrative Committee shall administer the Plan and interpret, construe and apply its provisions in accordance with its terms. The Administrative Committee shall further establish, adopt or revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan. All decisions of the Administrative Committee shall be final and binding, subject only to a determination otherwise by the Board of Directors of the Company.

    6.2 NOTICE OF RIGHT TO CLAIM BENEFITS. The Administrative Committee shall notify the Participant and, where appropriate, the Beneficiary, of a right to claim benefits under the Plan, shall make forms available for filing of such claims, and shall provide the name of the person or persons with whom such claim should be filed.

    6.3 CLAIMS PROCEDURES. The Administrative Committee shall establish procedures for action upon claims initially made and the communication of a decision to the claimant promptly and, in any event, not later than ninety (90) days after the date of the claim. The claim may be deemed by the claimant to have been denied for purposes of further review described below in the event a decision is not furnished to the claimant within such ninety (90) day period. Every claim for benefits which is denied shall be denied by written notice setting forth in a manner calculated to be understood by the claimant (i) the specific reason or reasons for the denial, (ii) specific reference to any provisions of the Plan on which the denial is based, (iii) description of any additional material or information that is necessary to process the claim, and
(iv) an explanation of the procedure for further reviewing the denial of the claim.

    6.4 REVIEW PROCEDURES. The Administrative Committee shall establish procedures for review of claim denials, such review to be undertaken by the Administrative Committee. The review given after denial of any claim shall be a full and fair review, with the claimant or his duly


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authorized representative having one hundred eighty (180) days after receipt of denial of his claim to request such review, having the right to review all pertinent documents and the right to submit issues and comments in writing.
The Administrative Committee shall establish a procedure for issuance of a decision by the Administrative Committee not later than sixty (60) days after receipt of a request for review from a claimant unless special circumstances, such as the need to hold a hearing, require a longer period of time, in which case a decision shall be rendered as soon as possible but not later than one hundred and twenty (120) days after receipt of the claimant's request for review. The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant with specific reference to any provisions of the Plan on which the decision is based.


                                   ARTICLE 7

                           BENEFICIARY DESIGNATION

    The Participant shall have the right, at any time, to designate any person or persons as Beneficiary (both primary and contingent) to whom payment under the Plan shall be made in the event of the Participant's death. The Beneficiary designation shall be effective when it is submitted in writing to the Administrative Committee during the Participant's lifetime on a form prescribed by the Administrative Committee.

    The submission of a new Beneficiary designation shall cancel all prior Beneficiary designations. Any finalized divorce or marriage (other than a common law marriage) of a Participant subsequent to the date of a Beneficiary designation shall revoke such designation, unless in the case of divorce the previous spouse was not designated as Beneficiary and unless in the case of marriage the Participant's new spouse has previously been designated as Beneficiary.

    If a Participant fails to designate a Beneficiary as provided above, or if the Beneficiary designation is revoked by marriage, divorce, or otherwise without execution of a new designation, or if every person designated as Beneficiary predeceases the Participant or dies prior to complete distribution of the Participant's benefits, then the Administrative Committee shall direct the distribution of such benefits to the Participant's estate.


                                   ARTICLE 8

                                 MISCELLANEOUS

    8.1  SUCCESSORS OF THE COMPANY.  The rights and obligations of the
Company under the Plan shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.


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COASTCAST SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



    8.2 ERISA PLAN. The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly compensated employees" within the meaning of Sections 201, 301 and 401 of ERISA and therefore to be exempt from Parts 2, 3 and 4 of Title I of ERISA.

    8.3 EMPLOYMENT NOT GUARANTEED. Nothing the Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Participant any right to be retained in employment with the Company.

    8.4 GENDER, SINGULAR AND PLURAL. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

    8.5 CAPTIONS. The captions of the articles and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

    8.6 VALIDITY. In the event any provision of the Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provisions of the Plan.

    8.7 NOTICE. Any notice or filing required or permitted to be given to the Company or the Participant under this Agreement shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, in the case of the Company, to the principal office of the Company, directed to the attention of the Administrative Committee, and in the case of the Participant, to the last known address of the Participant indicated on the employment records of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the dam shown on the postmark on the receipt for registration or certification.

    8.8 WAIVER OF BREACH. The waiver by the Company of any breach of any provision of the Plan shall not operate or be construed as a waiver of any subsequent breach by the Participant.

    8.9 ARBITRATION. Any claim, dispute of other matter in question of any kind relating to the Plan shall be settled by arbitration in accordance with the California Employment Dispute Resolution Rules of the American Arbitration Association. Notice of demand for arbitration shall be made in writing to the opposing party and to the American Arbitration Association within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall a demand for arbitration be made after the date when the applicable statute of limitations would bar the institution of a legal or equitable proceeding based on such claim, dispute or other matter in question. The decision of the arbitrators shall be final and may be enforced in any court of competent jurisdiction. The arbitrators may award reasonable fees and expenses to the prevailing party in any dispute hereunder and shall award reasonable fees and expenses in the event that the


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COASTCAST SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


arbitrators find that the losing party acted in bad faith or with intent to harass, hinder or delay the prevailing party in the exercise of its rights in connection with the matter under dispute.

    Executed on   AUGUST 16, 1996 under the authority and direction of the Board
                -----------
of Directors of the Company.

    COMPANY:                                   COASTCAST CORPORATION
                                               A California Corporation



                                               By /s/ Richard W. Mora
                                                  --------------------------
                                                Its President & COO
                                                    ---------------


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